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             TRUST UNDER PEOPLES ENERGY CORPORATION
            EXECUTIVE DEFERRED COMPENSATION PLAN AND
     SUPPLEMENTAL RETIREMENT BENEFIT PLAN, PART A AND PART B


   (a) This Agreement made this 22nd day of September, 1995, by and between Peoples Energy Corporation ("Company") and Harris Trust and Savings Bank, a banking corporation organized under the laws of the State of Illinois ("Trustee");

   (b) WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to all of the participants and their beneficiaries in the Peoples Energy Corporation Supplemental Retirement Benefit Plan, Part A and Part B and to all of the participants and their beneficiaries in the Peoples Energy Corporation Executive Deferred Compensation Plan (such plans are hereinafter collectively referred to as the "Plans" and the participants and their beneficiaries in such plans are hereinafter referred to as "Participants" and "Beneficiaries", respectively, or in the singular, as the context requires) in such manner and at such time as specified in the Plans;

   (c) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded Plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

   (d) WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

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   NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

   SECTION 1.     ESTABLISHMENT OF TRUST.

   (a) The principal of the Trust shall be held, administered and disposed of by Trustee as provided in this Trust Agreement.

   (b) The Trust shall become irrevocable upon approval by the Board of Directors. Company shall promptly inform Trustee in writing of such action of the Board of Directors.

   (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and shall be construed accordingly.

   (d) The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of the Participants and their Beneficiaries and general creditors as herein set forth. The Participants and their Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights credited under the Plans and this Trust Agreement shall be mere unsecured contractual rights of the Participants and their Beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

   (e) Company, in its sole discretion, may at any time, or from time to time, make deposits of cash or other property in Trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

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Neither Trustee nor any Participant or his or her Beneficiary shall have any right to compel such deposits.

   SECTION 2.     PAYMENTS TO PARTICIPANTS AND THEIR BENEFICIARIES.

   (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant and his or her Beneficiaries, that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Participants and their Beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company. Prior to a Change of Control, Company may provide Trustee with a revised Payment Schedule. A revised Payment Schedule shall be effective upon its receipt by Trustee and shall supersede any and all Payment Schedules previously delivered by Company to Trustee with respect to a Participant. At the time a revised Payment
Schedule is delivered to Trustee, Company shall also provide a written certification that there has been no Change of Control and Trustee shall be fully protected in relying upon such certification. Trustee shall be fully protected in making payments to Participants in the amount, manner, and at the time or times specified in the Payment Schedule provided by Company pursuant to this Section, and Trustee shall be indemnified and saved harmless as provided in Section 12 hereof for acting upon such direction of Company.

   (b) The entitlement of a Participant or his or her Beneficiaries to benefits under the Plans shall be determined by Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the


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procedures set out in the Plans.  Trustee shall have no responsibility or duty to make any such determination.

   (c) Company may make payment of benefits directly to Participants or their Beneficiaries as they become due under the terms of the Plans. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their Beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

   SECTION 3.     TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO
                  TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT.

   (a) Trustee shall cease payment of benefits to Participants and their Beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" or in a condition of "Insolvency" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or
(ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

   (b)     At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

       (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Participants or their Beneficiaries.

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       (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

       (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Participants or their Beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their Beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plans or otherwise.

       (4) Trustee shall resume the payment of benefits to Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

   (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their Beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their Beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

   SECTION 4.     PAYMENTS TO COMPANY.

   Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Participants and their Beneficiaries pursuant to the terms of the Plans. Prior to the

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time the Trust becomes irrevocable pursuant to Section 1(b) hereof, Company may direct Trustee in writing to return to Company any of the Trust assets, and, in the event Company so directs Trustee, Company shall certify to Trustee in such writing that the Trust is not irrevocable. Trustee shall be fully protected in relying on such certification.

   SECTION 5.     INVESTMENT AUTHORITY.

   (a) Except as provided in paragraph (b) or in any investment guidelines issued by Company, Trustee may invest and reinvest Trust assets without distinction between principal and income, in obligations of the United States Government and/or in other classifications of investment such as bonds, notes, debentures, mortgages, equipment trusts, investment trusts, or voting trust certificates, preferred or common stock (which term shall include shares of investment companies registered under the Investment Company Act of 1940), common or commingled trust funds established pursuant to a declaration of trust, the provisions of which are hereby incorporated and made a part hereof, or other securities or property of any kind, real or personal, either within or without the State of Illinois without limitation by reason of any state statute or local rule of law regarding investment of trust funds, except that the Trustee shall not invest any Trust assets in any securities issued by Company other than a de minimis amount held in common investment vehicles in which Trustee invests nor in any real or personal property leased to Company.

   (b) Company shall have the right to appoint and remove an investment manager (as defined in Section 3(38) of ERISA) from time to time and to direct the segregation of any part or all of the Trust assets into one or more accounts, to be known as "investment manager accounts". Written notice of any such appointment or removal shall be given to Trustee and the investment manager so appointed or removed. As long as the investment manager is acting, such investment manager shall direct Trustee to invest and Trustee shall invest the assets of the investment manager account in any investment or class of investment allowed pursuant to Section 5(a) above.
The investment manager shall have full authority and the responsibility to direct

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Trustee with respect to the acquisition, retention, management, and disposition of all of the assets from time to time comprising the investment manager account being managed by such investment manager and the voting of proxies thereon, and Trustee shall have no duty or obligation to review the assets from time to time comprising such investment manager account, to make recommendations with respect to the investment, reinvestment, or retention thereof, nor with respect to the voting of proxies thereon, nor to determine whether any direction from such investment manager is proper or within the terms of this Agreement.

   Notwithstanding the foregoing provisions, Trustee, without further prior approval of Company or direction from the investment manager, shall have the power, right and authority to invest cash balances held by it from time to time as part of an investment manager account and, further, Trustee is hereby directed by Company to exercise this power, right and authority by investing such cash balances in short-term cash equivalents having ready marketability, including, specifically, appropriate funds of the Harris Insight Funds or Harris Personal Investment Funds, in addition to United States treasury bills, commercial paper, and similar types of securities, and Trustee without prior approval or direction shall have the power, right and authority to sell such short-term investments as may be necessary to carry out the instructions of the investment manager with respect to investing the investment manager account.

   Trustee shall have no liability or responsibility to Company or any beneficiary of the Trust for acting without question on the direction of, or for failure to act in the absence of directions from the investment manager for any investment manager account previously established, and the appointment of any investment manager for that account shall continue in force until receipt of written notice to the contrary from Company. In addition, Trustee shall have no responsibility to invest or manage any asset held in an investment manager account (except for the investment of cash balances as provided above) until Trustee is (1) notified by Company in writing of the termination of the investment manager's authority over the assets of such account and (2) directed in writing to terminate the investment manager account and to transfer the


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assets of such account to general Trust assets or to another investment manager account.

   SECTION 6.     DISPOSITION OF INCOME.

   During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

   SECTION 7.     ACCOUNTING BY TRUSTEE.

   Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within thirty (30) days following the close of each calendar year and within thirty (30) days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

   SECTION 8.     RESPONSIBILITY OF TRUSTEE.

   (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company or an investment manager which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by Company or an investment manager. In

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the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

   (b) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

   (c) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

   (d) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

   SECTION 9.     COMPENSATION AND EXPENSES OF TRUSTEE.

   Company shall pay all reasonable Trust administration fees and expenses, including Trustee's fees (as agreed upon from time to time between Trustee and Company). If not so paid on a timely basis, such fees and expenses shall be paid from the Trust.

   SECTION 10.    RESIGNATION AND REMOVAL OF TRUSTEE.

   (a) Trustee may resign at any time by written notice to Company, which shall be effective ninety (90) days after receipt of such notice unless Company and Trustee agree otherwise.

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   (b)     Subject to subsection (c), Trustee may be removed by Company on sixty (60) days notice or upon shorter notice accepted by Trustee.

   (c) Upon a Change of Control, as defined herein, Trustee may not be removed by Company for one (1) year.

   (d) If Trustee resigns within one (1) year of a Change of Control, as defined herein, Company shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.

   (e) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty (30) days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

   (f) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this Section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

   (g) "Change of Control" as used in this Trust shall be deemed to have occurred if any one of the following events has occurred:

        (i) Twenty percent (20%) or more of the Company's outstanding shares of common stock have been acquired by any natural person, company, corporation, partnership, trust, group, government, or political subdivision, agency, or instrumentality of a government or other entity ("Person") other than directly from the Company; or

       (ii) There has been a merger or equivalent combination after which forty-nine percent (49%) or more of the voting stock of the

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             surviving corporation is held by any Person other than former stockholders of the Company; or

       (iii) Twenty percent (20%) or more of the directors elected by stockholders to the Board of Directors of the Company are persons who were not nominated by management in the most recent proxy statement of the Company; or

       (iv) The stockholders of the Company approve: (A) a plan of complete liquidation of the Company or (B) an agreement for the sale or disposition of all or substantially all of the Company's assets.

   Company shall notify Trustee in writing of the occurrence of a Change of Control and Trustee may rely on such notice as it receives with respect thereto. Trustee shall have no obligation or duty to make an independent determination as to the occurrence of a Change of Control.

   SECTION 11.    APPOINTMENT OF SUCCESSOR.

   If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department of other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal, except that if Trustee resigns within one year of a Change of Control, a new Trustee shall be appointed as provided in Section 10(d) hereof. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

   SECTION 12.    TRUSTEE INDEMNIFICATION.

   Trustee shall be indemnified and saved harmless by Company, from and against any and all liability, including all expenses reasonably incurred in its defense, arising

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out of or in connection with its good faith performance of its duties and responsibilities under this Trust Agreement. Any expenses incurred by Trustee in enforcing its right of indemnification as provided under this
Section 12 shall be paid by Company.

   SECTION 13.    ADDITIONAL TRUSTEE POWERS.

   In addition to the powers granted to Trustee in other Sections of this Trust Agreement or as may be provided by law, Trustee shall have the power:

   (a) to hold any securities or other property of the Trust Fund in the name of Trustee or a nominee, or in such form as it deems best, with or without disclosing the trust relationship;

   (b) upon notification to the Company and its consent, which will not be unreasonably withheld, to begin, defend or maintain any litigation necessary in connection with the Plan or this Trust, and Company shall indemnify Trustee against Trustee's costs, expenses and liabilities relating thereto (including reasonable attorney's fees);

   (c) to retain any funds or property subject to any dispute without liability for payment of interest or to withhold payment or delivery thereof until final adjudication of the dispute by a court of competent jurisdiction;

   (d)     to deposit securities with a clearing corporation as defined in
Article 8 of the Illinois Uniform Commercial Code, and to participate in and use the Federal Book-Entry Account System, a service provided by the Federal Reserve Bank for its member banks for deposit of eligible securities;

   (e) to hire agents, experts and counsel to assist it in performing any of its duties or obligations hereunder; and

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   (f)     to perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust Fund.

   SECTION 14.    AMENDMENT OR TERMINATION.

   (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

   (b) The Trust shall not terminate until the date on which Participants and their Beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans, unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.

   (c) Upon written approval of all Participants or Beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, Company may terminate this Trust prior to the time all benefit payments under the Plans have been made. All assets in the Trust at termination shall be returned to Company.

   SECTION 15.    MISCELLANEOUS.

   (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

   (b) Benefits payable to Participants and their Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

   (c) This Trust Agreement shall be governed by and construed in accordance with the laws of Illinois.

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   SECTION 16.    EFFECTIVE DATE.

   The effective date of this Trust Agreement shall be September 25, 1995.

   IN WITNESS WHEREOF, Company and Trustee have caused this Trust Agreement to be executed and delivered as of the effective date set forth above.

TRUSTEE:                         COMPANY:

HARRIS TRUST AND SAVINGS BANK    PEOPLES ENERGY CORPORATION

By: /s/ Katherine B Allen        By: /s/ E. P. Cassidy
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Its: Vice President                    Secretary and Treasurer
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